Exhibit 10.11

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

OFFICE SUPPLY LINE, INC.

PROMISSORY NOTE

Date of Issuance:	October 3, 2011
Principal Amount: $240,000

FOR VALUE RECEIVED Office Supply Line, Inc., a Nevada company (the “Company”), promises to pay to Crisnic Fund, S.A. (“Holder”), or its registered assigns, the principal sum of two hundred and forty thousand dollars ($240,000) (the “Principal”) when due, whether upon the Due Date (as defined below), acceleration, prepayment or otherwise (in each case in accordance with the terms hereof). This promissory note (this “Note”) is issued pursuant to the Securities Exchange Agreement dated as of the date set out above as the Issuance Date (the “Issuance Date”), by and among the Holder, the Company, Red Rock Pictures Holdings Inc., a Nevada corporation and the shareholders of the Company, as may be amended from time to time (the “Exchange Agreement”). Capitalized terms not otherwise defined herein shall have the same meanings ascribed to them in the Exchange Agreement.

Section 1. Payment of Principal. On the Due Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal. For purposes of this Note, “Due Date” means the schedule of payment dates listed on Schedule A.

Section 2. Payment. Payments due hereunder shall be made in lawful tender of the United States. All payments due hereunder shall be made by the Company to Holder at the address set forth in Section 13 below, or at such other place as the Holder may from time to time designate in writing.

Section 3. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a)  The Company shall fail to pay any principal payment required under the terms of this Note within five (5) days of the Due Date thereof.

Section 4. Notice of Default; Cure; Remedies. Upon an Event of Default, the Holder shall deliver written notice of the Event of Default to the Company in accordance with Section  13 hereof (a “Default Notice”). The Company shall have the right to cure, within the thirty (30) days following the Company’s receipt of a Default Notice (the “Cure Period”), any Event of Default. If the Company fails to cure an Event of Default within the Cure Period, then at any time following the end of the Cure Period (the “Demand Date”) the Holder may declare all outstanding obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived and, in addition to the foregoing remedies, the Holder may exercise any other right, power or remedy granted to it or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

Section 5. Escrow Agreement. The obligations of the Company under this Promissory Note are secured by 650,001 preferred shares of Red Rock Pictures Holdings, Inc. (“Red Rock”) pursuant to the Escrow Agreement, dated as of October 3, 2011 between the Company, Red Rock, the Holder and Sichenzia Ross Friedman Ference Anslow LLP.

Section 6. Subordination. All payments due under this Note shall rank pari passu with all Other Notes; provided, however, that any and all payments due under this Note shall become subordinate to any future Indebtedness of the Company relating to the consummation of any business combination through purchase, sale, merger, joint venture or otherwise in one or more transactions. For purposes of this Note, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $1,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $1,000 due under leases required to be capitalized in accordance with GAAP.

Section 7. No Voting or Dividend Rights; Limitation of Liability. Nothing contained in this Note shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a member of the Company or any other matters or any rights whatsoever as a member of the Company. No dividends shall be payable or accrued in respect of this Note, the interest represented hereby or the underlying securities until, and only to the extent that, the conversion rights of this Note shall have been exercised.

Section 8. Successors and Assigns. The Company may not sell, transfer or otherwise dispose of this Note without the prior written consent of the Holder. The rights and obligations of the Company and the Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

Section 9. Construction; Headings. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

Section 10. Severability.Any provision of this Note that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

Section 11. Cancellation. After all principal, accrued interest, late charges and other amounts at any time owed on this Note have been converted or paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

Section 12. Amendments; Waivers. Any term of this Note may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchaser.

Section 13. Notices. Any notice required or permitted by this Note shall be made in accordance with the Exchange Agreement.

Section 14. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Note shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the Company and the Holder irrevocably submits to the exclusive jurisdiction of the courts of the State of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Note and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on the Company and the Holder, as applicable, anywhere in the world by the same methods as are specified for the giving of notices under the Exchange Agreement. Each of the Company and the Holder irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each of the Company and the Holder irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE COMPANY AND THE HOLDER WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS NOTE AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

[Signature Follows On Next Page]

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

OFFICE SUPPLY LINE, INC.

By:	/s/
Name
Title:

Schedule A

Amount Due	Due Date

$50,000	November 8, 2011

$25,000	November 15, 2011

$25,000	November 22, 2011

$25,000	November 29, 2011

$25,000	December 6, 2011

$25,000	December 13, 2011

$25,000	December 20, 2011

$25,000	December 27, 2011

$15,000	January 3, 2012